EXHIBIT 99.1

COMPANY CONTACT:                                INVESTOR RELATIONS:
Universal Power Group, Inc.                     Lambert, Edwards & Associates
469-892-1122                                    616-233-0500
Mimi Tan, SVP                                   Jeff Tryka, CFA or Karen Keller
tanm@upgi.com                                   jtryka@lambert-edwards.com
-------------                                   --------------------------


           UNIVERSAL POWER GROUP REPORTS RECORD THIRD QUARTER RESULTS
  NET INCOME OF $0.9 MILLION AND EPS OF $0.18 ON 2.9 PERCENT NET SALES GROWTH

CARROLLTON, TEXAS, NOV. 11, 2010 -- Universal Power Group, Inc. (NYSE Amex:
UPG), a Texas-based distributor and supplier of batteries and related power accessories and a third-party logistics provider, today announced financial results for the third quarter and nine months ended Sept. 30, 2010. The third quarter was the Company's second consecutive quarter of record earnings.

For the third quarter, UPG reported net income of $0.9 million, or $0.18 per share, on net sales of $28.3 million. These results compare with net income of $0.6 million, or $0.12 per share, on net sales of $27.5 million in the third quarter of 2009. For the first nine months of 2010, UPG reported net income of $2.3 million, or $0.45 per share, on net sales of $82.7 million, compared with a net loss of $0.5 million, or $0.10 per share, on net sales of $83.1 million in the comparable period of 2009.

"We are pleased with our quarterly results and the continued growth in our bottom line to record levels," stated UPG's President and Chief Executive Officer, Ian Edmonds. "The earnings momentum we have achieved serves as a foundation for UPG as we explore additional initiatives to drive long-term growth and enhance shareholder value. These efforts include expanding of our core business into new geographic markets and continuing to pursue of opportunities with new products and customers."

THIRD QUARTER AND NINE MONTH OVERVIEW
Net sales for the third quarter rose 2.9 percent, to $28.3 million, from $27.5 million in the third quarter of 2009. Net sales of batteries and related power accessories to customers other than ADT Security Services (formerly Broadview Security) and its authorized dealers grew 40.5 percent, to $20.4 million in the third quarter of 2010, compared to $14.5 million for the third quarter of 2009. Net sales to ADT Security Services and its authorized dealers in the third quarter of 2010 were $7.9 million, a decrease of 39.2 percent from $13.0 million in the same quarter of 2009. Net sales to ADT Security Services and its authorized dealers accounted for 27.9 percent of total net sales in the third quarter of 2010, compared to 47.2 percent of total net sales in the second quarter of 2009.

Higher net sales and an increased focus on UPG's higher-margin core product lines resulted in the record gross margins of 19.3 percent for the 2010 quarter, compared to 16.5 percent for the third quarter of 2009. UPG reported gross profit of $5.5 million in the quarter, compared to gross profit of $4.5 million in the third quarter of 2009. Operating expenses increased by $0.5 million, or
15.8 percent, to $3.8 million in the third quarter, compared to $3.3 million in the third quarter of 2009. The increase in operating expenses was attributable to increased personnel and related costs, as well as increased marketing and trade show expenses.

For the third quarter of 2010, UPG reported a 33.3 percent increase in operating income, to $1.6 million, and pre-tax income of $1.6 million, compared to operating income of $1.2 million and pre-tax income of $1.0 million in the third quarter of 2009. The improved results were driven by higher gross margins, given the shift in product mix toward higher-margin product lines and lower borrowing costs during the quarter. At the bottom line, UPG reported net income of $0.9 million, or $0.18 per share, compared to net income of $0.6 million, or $0.12 per share, in the third quarter of 2009.

For the first nine months of 2010, net sales decreased slightly, to $82.7 million, from $83.1 million in the comparable period of 2009. Net sales of batteries and related power accessories to customers other than ADT Security Services and its authorized dealers grew 18.9 percent, to $53.1 million in the first nine months of 2010, compared to $44.7 million for the comparable period of 2009. Offsetting the increase in the first nine months of 2010 was a decline in net sales to ADT Security Services and its authorized dealers to $29.6 million, a decrease of 22.9 percent from $38.4 million in the same period of 2009. Net sales to ADT Security Services and its authorized dealers accounted for 35.8 percent of total net sales in the first nine months of 2010, compared to 46.2 percent of total net sales in the first nine months of 2009.

Despite the slight decrease in net sales, gross profit for the first nine months increased to $14.9 million, or 18.1 percent of net sales, compared to $14.5 million, or 17.4 percent of net sales for the first nine months of 2009. Total operating expenses decreased by $2.2 million, or 16.7 percent, to $11.0 million, from $13.2 million in the prior year. Operating expenses for the 2009 period included $2.5 million of settlement costs. Excluding the impact of these costs, operating expenses would have increased by approximately $0.3 million due to increases in personnel and related costs, marketing and trade show expenses, professional fees and various other costs.

For the first nine months of 2010, UPG reported operating income of $4.0 million and pre-tax income of $3.6 million, compared to operating income of $1.2 million and pre-tax income of $0.5 million in the comparable period of 2009. On a non-GAAP basis - which excludes the settlement expenses - UPG reported operating income of $3.7 million and pre-tax income of $3.0 million for the 2009 period. The improvements in operating and pre-tax income were due mainly to a shift in sales mix toward higher-margin core products. Provision for income taxes for the first nine months of 2010 was $1.3 million, reflecting an effective tax rate of
36.8 percent compared to provision for income taxes of $1.0 million for the first nine months of 2009, which reflected an effective tax rate of 209.6 percent. In the 2009 period, UPG recorded a valuation allowance of $0.8 million on a portion of its deferred tax asset related to stock-based compensation, which resulted in a higher effective tax rate for the period. On the bottom line, UPG reported net income of $2.3 million, or $0.45 per diluted share, for the first nine months of 2010 compared to a net loss of $0.5 million, or $0.10 per diluted share, for the first nine months of 2009.

BALANCE SHEET AND FINANCIAL POSITION
In the third quarter, inventory increased by $2.9 million, to $33.9 million, from $31.0 million at the end of 2009. The increase is attributable to the stocking of products in anticipation of peak seasonal demand in specific markets, as well as recent increases in lead times for certain suppliers in China. Accounts receivable increased by $1.3 million from year-end, while accounts payable increased by $2.7 million during the period. The increase in accounts receivable is consistent with the Company's success in increasing the percentage of our net sales attributable to our core products. In addition, it also reflects the extension by UPG of more customer credit terms in an effort to maintain its customer base in a challenging economic environment. The outstanding balance on UPG's line of credit was reduced to $12.8 million, compared to $15.2 million at the end of 2009.

UPG generated operating cash flow of $0.7 million in the nine months ended Sept. 30, 2010, compared to operating cash flow of $6.5 million in the same period of 2009. The decrease in operating cash flow for the first nine months of 2010 reflects an increase in net income, accounts payable and non-cash expenses that was more than offset by increased levels of accounts receivable and inventory. Given the considerable repayment of debt during the first nine months of 2010, UPG ended the quarter with $0.3 million in cash and cash equivalents, down from $2.1 million at the end of 2009.
o
Edmonds concluded: "While we are always delighted to report record earnings, we are even more pleased by the opportunities that lie ahead for UPG. Last month we announced the expansion of our core batteries and related power products into the Latin American market, which we believe will contribute future growth for our core business. We are also planning to introduce a number of new products at the Consumer Electronics Show in January 2011, and at other key industry trade shows during the remainder of this year and into 2011. As we continue to report solid financial results, we are convinced that the actions we are taking to grow our business will ultimately drive improvements in shareholder value."

RECONCILIATION OF GAAP OPERATING INCOME AND INCOME BEFORE PROVISION FOR INCOME TAXES TO NON-GAAP OPERATING INCOME AND INCOME BEFORE PROVISION FOR INCOME TAXES (UNAUDITED)

The following table reconciles GAAP operating income and GAAP income before provision for income taxes, as reported, to non-GAAP operating income and non-GAAP income before provision for income taxes. We believe that non-GAAP operating income, which is generally operating income less costs related to settlement agreements, represents the Company's operating efficiency. Non-GAAP operating income and non-GAAP income before provision for income taxes, which are non-GAAP financial measures, should not be considered alternatives to, or more meaningful than, net income prepared on a GAAP basis.


Additionally, non-GAAP operating income and non-GAAP income before provision for income taxes may not be comparable to similar metrics used by others in the industry.

                                                                         FINANCIAL SUMMARY (NON-GAAP)
                                                                                 (UNAUDITED)
                                                     THREE MONTHS ENDED SEPTEMBER 30,   NINE MONTHS ENDED SEPTEMBER 30,
                                                    --------------------------------    --------------------------------
                                                         2010              2009              2010              2009
                                                    --------------------------------    --------------------------------
Operating income and income before provision for
income taxes as reported:
    Operating expenses                               $  3,828,472      $  3,305,166     $ 10,958,966       $ 10,726,856
    Settlement expenses                                        --                --               --          2,529,345
                                                     ------------      ------------     ------------       ------------
    Total operating expenses                            3,828,472         3,305,166       10,958,966         13,256,201


    Operating income                                    1,642,593         1,231,943        4,005,794          1,194,297
    Interest expense                                      (36,454)         (240,110)        (434,750)          (718,791)
                                                     ------------      ------------     ------------       ------------
    Income before provision for income taxes            1,606,139           991,833        3,571,044
                                                                                                                475,506

Non-GAAP measures to exclude settlement
expenses from operating expenses:
    Settlement expenses                                        --                --               --          2,529,345
                                                     ------------      ------------     ------------       ------------
    Non-GAAP operating income                        $  1,642,593      $  1,231,943     $  4,005,794       $  3,723,642
                                                     ============      ============     ============       ============
    Non-GAAP income before provision for
      income taxes                                   $  1,606,139      $    991,833     $  3,571,044       $  3,004,851
                                                     ============      ============     ============       ============

CONFERENCE CALL INFORMATION
Universal Power Group will host an investor conference call today, Thursday, Nov. 11, 2010 at 11:30 a.m. ET (10:30 a.m. CT) to discuss the Company's financial results for the quarter and nine months ended Sept. 30, 2010.

Interested parties may access the conference call by dialing 1.800.573.4842, passcode 67449529. The conference call will also be broadcast live on www.upgi.com and through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal. Institutional investors can access a webcast of the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

A replay of the conference call will be made available through Nov. 18, 2010 by calling 1.888.286.8010, passcode 78955487, and an archived webcast will be available at www.upgi.com.

ABOUT UNIVERSAL POWER GROUP, INC.
Universal Power Group, Inc. (NYSE Amex: UPG) is a leading supplier and distributor of batteries and power accessories, and a provider of supply chain and other value-added services. UPG's product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, jump-starters, 12-volt accessories, and solar and security products. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment and value-added services such as sourcing, battery pack assembly and coordinating battery recycling efforts, as well as product development. For more information, please visit the UPG website at www.upgi.com.

FORWARD-LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

                                       ###

                           UNIVERSAL POWER GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                                       SEPTEMBER 30,       DECEMBER 31,
                                                                            2010               2009
                                                                      --------------      --------------
                                                                       (unaudited)
CURRENT ASSETS
   Cash and cash equivalents                                          $      280,064      $    2,059,475
   Accounts receivable:
     Trade, net of allowance for doubtful accounts of $652,011
       (unaudited) and  $452,200                                          12,759,565          11,440,179
     Other                                                                   133,113              13,561
   Inventories - finished goods, net of allowance for
     obsolescence of  $1,192,050 (unaudited) and  $756,671                33,916,169          30,977,213
   Current deferred tax asset                                              1,326,310           1,151,635
   Prepaid expenses and other current assets                                 936,323           1,064,152
                                                                      --------------      --------------
     Total current assets                                                 49,351,544          46,706,215

PROPERTY AND EQUIPMENT
   Logistics and distribution systems                                      1,819,944           1,807,069
   Machinery and equipment                                                   991,261             984,918
   Furniture and fixtures                                                    394,660             385,940
   Leasehold improvements                                                    408,128             388,334
   Vehicles                                                                  199,992             222,549
                                                                      --------------      --------------
     Total property and equipment                                          3,813,985           3,788,810
   Less accumulated depreciation and amortization                         (2,401,927)         (1,940,715)
                                                                      --------------      --------------

     Net property and equipment                                            1,412,058           1,848,095

OTHER ASSETS                                                                 241,246             313,754
NON-CURRENT DEFERRED TAX ASSET                                               489,758             771,490
                                                                      --------------      --------------
TOTAL ASSETS                                                          $   51,494,606      $   49,639,554
                                                                      ==============      ==============

                           UNIVERSAL POWER GROUP, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                       SEPTEMBER 30,        DECEMBER 31,
                                                                           2010                 2009
                                                                      --------------       --------------
                                                                       (unaudited)
CURRENT LIABILITIES
   Line of credit                                                     $   12,802,337       $   15,174,305
   Accounts payable                                                       14,645,115           11,971,502
   Income taxes payable                                                           --              698,654
   Accrued liabilities                                                     1,074,205              384,976
   Current portion of accrued settlement expenses                            802,534              955,730
   Current portion of capital lease and note obligations                      26,029               25,535
   Current portion of deferred rent                                           59,903               92,040
                                                                      --------------       --------------
     Total current liabilities                                            29,410,123           29,302,742

LONG-TERM LIABILITIES
   Accrued settlement expenses, less current portion                         421,264              985,027
   Capital lease and note obligations, less current portion                   31,743               50,606
   Deferred rent, less current portion                                            --               36,103
   Non-current deferred tax liability                                        204,003              233,654
                                                                      --------------       --------------
     Total long term liabilities                                             657,010            1,305,390
                                                                      --------------       --------------

TOTAL LIABILITIES                                                         30,067,133           30,608,132

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Common stock - $0.01 par value, 50,000,000 shares
     authorized, 5,000,000 shares issued and outstanding                      50,000               50,000
   Additional paid-in capital                                             15,999,042           15,951,626
   Retained earnings                                                       5,571,604            3,314,887
   Accumulated other comprehensive loss                                     (193,173)            (285,091)
                                                                      --------------       --------------
     Total shareholders' equity                                           21,427,473           19,031,422
                                                                      --------------       --------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $   51,494,606       $   49,639,554
                                                                      ==============       ==============

                           UNIVERSAL POWER GROUP, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                             THREE MONTHS ENDED SEPTEMBER 30,           NINE MONTHS ENDED SEPTEMBER 30,
                                           -----------------------------------       ------------------------------------
                                                 2010                  2009                  2010                 2009
                                           --------------       --------------       ---------------       --------------
Net sales                                  $   28,304,355       $   27,494,909       $    82,733,073       $   83,132,341
Cost of sales                                  22,833,290           22,957,800            67,768,313           68,681,843
                                           --------------       --------------       ---------------       --------------
Gross profit                                    5,471,065            4,537,109            14,964,760           14,450,498

Operating expenses                              3,828,472            3,305,166            10,958,966           10,726,856
Settlement expenses                                    --                   --                    --            2,529,345
                                           --------------       --------------       ---------------       --------------
Total operating expenses                        3,828,472            3,305,166            10,958,966           13,256,201

Operating income                                1,642,593            1,231,943             4,005,794            1,194,297

Interest expense (including $0,
    $66,353, $0 and $213,184 to
    Zunicom, Inc.)                               (36,454)            (240,110)             (434,750)            (718,791)
                                           --------------       --------------       ---------------       --------------

Income before provision for
    income taxes                                1,606,139              991,833             3,571,044              475,506
Provision for income taxes                       (698,660)            (379,765)          (1,314,327)             (997,762)
                                           --------------       --------------       ---------------       --------------
Net income (loss)                          $      907,479       $      612,068       $     2,256,717       $     (522,256)
                                           ==============       ==============       ===============       ==============
Net income (loss) per share
     Basic                                 $         0.18       $         0.12       $          0.45       $        (0.10)
     Diluted                               $         0.18       $         0.12       $          0.45       $        (0.10)
Weighted average shares outstanding
     Basic                                      5,000,000            5,000,000             5,000,000            5,000,000
     Diluted                                    5,012,734            5,004,794             5,015,063            5,000,000

                           UNIVERSAL POWER GROUP, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                             -------------------------------
                                                                 2010              2009
                                                             -----------        -----------
CASH FLOWS FROM OPERATING  ACTIVITIES
Net income (loss)                                            $ 2,256,717        $  (522,256)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
    Depreciation and amortization                                571,042            588,616
    Provision for bad debts                                      183,361            320,000
    Provision for obsolete inventory                             630,000            230,000
    Deferred income taxes                                         77,406           (182,016)
    Loss (gain) on sale of equipment                              (2,000)             2,174
    Stock-based compensation                                      47,416             21,164
Changes in operating assets and liabilities:
    Accounts receivable - trade                               (1,502,747)           159,087
    Accounts receivable - other                                 (119,552)            31,649
    Inventories                                               (3,568,957)         7,989,448
    Prepaid expenses and other current assets                    127,829           (275,753)
    Income tax receivable/payable                               (698,654)           193,386
    Accounts payable                                           2,673,613         (5,025,190)
    Accrued liabilities                                          781,148            890,903
    Settlement expenses                                         (716,960)         2,183,100
    Deferred rent                                                (68,239)           (74,921)
                                                             -----------        -----------
Net cash provided by operating activities                        671,423          6,529,391

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of property and equipment                          (47,732)           (57,949)
    Proceeds from sale of equipment                                2,000              1,000
    Net cash paid in Monarch acquisition                              --           (892,000)
    Change in restricted cash                                         --            900,000
                                                             -----------        -----------
Net cash used in investing activities                            (45,732)           (48,949)

CASH FLOWS FROM FINANCING ACTIVITIES

    Net activity on line of credit                            (2,371,968)        (5,259,305)
    Payments on capital lease and note obligations               (33,134)            (7,671)
    Payment on notes payable to Zunicom, Inc.                         --         (1,096,875)
                                                             -----------        -----------
Net cash used in financing activities                         (2,405,102)        (6,363,851)

Net increase (decrease) in cash and cash equivalents          (1,779,411)           116,591
Cash and cash equivalents at beginning of period?              2,059,475            326,194
                                                             -----------        -----------
Cash and cash equivalents at end of period                   $   280,064        $   442,785
                                                             ===========        ===========

SUPPLEMENTAL DISCLOSURES
Income taxes paid                                            $ 2,014,516        $   854,837
                                                             ===========        ===========
Interest paid                                                $   334,076        $   719,732
                                                             ===========        ===========

NONCASH FINANCING AND INVESTING ACTIVITIES
Purchase of equipment with a note payable                    $        --        $    75,961
                                                             ===========        ===========